SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): September 18, 2014

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BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

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DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Suite 260
Atlanta Georgia 30328
(Address of Principal Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On September 18, 2014, Beazer Homes USA, Inc. (the “Company”) entered into new employment agreements (the “New Agreements”) with each of its named executive officers: Allan P. Merrill, the President and Chief Executive Officer; Robert L. Salomon, the Executive Vice President and Chief Financial Officer; and Kenneth F. Khoury, the Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary. The New Agreements replace the Company’s existing employment agreements with Messrs. Merrill, Salomon and Khoury, which were entered into effective June 2011 and scheduled to expire in June 2015. In addition, as described in further detail below, in connection with and pursuant to the New Agreements, the Compensation Committee of the Board of Directors made a retention grant of restricted stock to Messrs. Merrill, Salomon and Khoury and increased the stock ownership requirements applicable to the named executive officers.
The Compensation Committee’s determination to enter into the New Agreements, grant the retention awards and increase the stock ownership requirements applicable to the named executive officers reflects the Committee’s desire to:

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retain, continue to motivate and recognize the contributions of the Company’s highly-qualified executive management team, which has successfully undertaken numerous actions to drive the Company’s return to profitability since assuming their current management roles in June 2011; and

•	provide an enhanced equity stake to further align the interests of management and stockholders over the long-term.
New Employment Agreements
The New Agreements are substantially identical in non-economic terms, and set forth each executive’s responsibilities, non-competition and non-solicitation obligations, confidentiality and intellectual property obligations and restrictions, and termination provisions. In addition, the New Agreements set forth each executive’s base salary, targeted bonus awards, eligibility to receive awards pursuant to long-term incentive compensation programs and, if applicable, severance payments, all of which are described in greater detail below. Other than as described below, the New Agreements do not provide for benefits or perquisites materially different from those available to other Company employees.
The initial base salaries and target annual performance bonus opportunities under the New Agreements are the same as those that were in effect for each executive during fiscal year 2014. Mr. Merrill’s new employment agreement provides for a base salary of $900,000, a target annual performance bonus opportunity of 150% of base salary and annual long-term incentive awards pursuant to the Company’s 2014 Long-Term Incentive Plan (the “Plan”) of up to 250% of base salary. The new employment agreements for Messrs. Salomon and Khoury each provide for a base salary of $525,000, a target annual performance bonus opportunity of 100% of base salary and annual long-term incentive awards pursuant to the Plan of up to 175% of base salary. Performance metrics and actual target opportunities for any given year remain within the discretion of the Compensation Committee.
The New Agreements provide for a lump sum severance payment in the event of a “change of control” of the Company followed by a termination of the executive without “cause” or a resignation by the executive for “good reason” within two years of the change of control. In such event, the severance payment for Mr. Merrill would be two and one-half times the sum of his base salary and target annual bonus for the fiscal year in which the termination occurs, and the severance payment for each of Messrs. Salomon and Khoury would be two times the sum of base salary and target annual bonus for the fiscal year in which the termination occurs. Where there is no “change of control,” in the event of a termination without “cause” or a resignation by executive for “good reason,” each executive would receive a severance payment, payable in equal installments over twelve months. The severance payment for Mr. Merrill in this situation would be $3,000,000 and for Messrs. Salomon and Khoury $1,500,000 each. The New Agreements, which have four-year terms, do not automatically renew at expiration of the term and no severance will be payable in the event any of the New Agreements expires by its terms, the executive is terminated for “cause” or the executive resigns without “good reason.”
The New Agreements do not entitle the executives to any extension or continuation of employee benefits after termination and there is no provision to “gross up” any payment to account for taxes for which the executive may be liable. Under the New Agreements, any incentive compensation that is paid or granted to the executives will be subject to recoupment under the terms of any “clawback” policy of the Company.

The above descriptions of the New Agreements are qualified in their entirety by reference to the full text of the New Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K and are incorporated herein by reference.
One-Time Retention Awards
In connection with and pursuant to the terms of the New Agreements, on September 18, 2014, the Compensation Committee granted to Messrs. Merrill, Salomon and Khoury 250,000, 80,000 and 80,000 shares, respectively, of restricted stock under the Plan (the “Retention Awards”). The Retention Awards vest on the fourth anniversary of the grant date, subject to each individual’s continued employment with the Company until such vesting date. The vesting period for the Retention Awards is concurrent with the four-year term of the New Agreements, although the Retention Award agreements provide for accelerated vesting under certain circumstances.
Amendment of Stock Ownership Policy
In connection with the grant of the Retention Awards to Messrs. Merrill, Salomon and Khoury, the Compensation Committee amended the Company’s named executive officer and outside director stock ownership policy. The stock ownership policy requires each named executive officer to own the lesser of either a multiple of base salary (or, for directors, annual retainer) or a fixed number of shares (set at policy adoption). Pursuant to the recent amendments, the ownership requirement for the Chief Executive Officer was increased, from 3.0 times base salary to 5.0 times base salary, and the ownership requirement for the other named executive officers was increased, from 1.5 times base salary to 3.0 times base salary.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

10.1	Employment Agreement by and between Allan P. Merrill and the Company, effective as of September 18, 2014.
10.2	Employment Agreement by and between Robert L. Salomon and the Company, effective as of September 18, 2014.
10.3	Employment Agreement by and between Kenneth F. Khoury and the Company, effective as of September 18, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: September 22, 2014	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury Executive Vice President, General Counsel and Chief Administrative Officer